Exhibit 10.16

PROMISSORY NOTE
($15,500,000.00 Revolving Line of Credit - Master)

FOR VALUE RECEIVED, the undersigned, PARKER & LANCASTER CORPORATION, a Virginia corporation, (“Borrower”), this May  29, 1998, promises to pay to the order of SOUTHTRUST BANK, N.A., a national banking association, (“Beneficiary”), the principal sum of Fifteen Million Five Hundred Thousand Dollars ($15,500,000.00) or so much of that sum as may be advanced and readvanced under this Note, plus interest as computed below.  This Note is given pursuant to that Loan Agreement between the parties of even date (the “Loan Agreement”).  Except where specifically provided to the contrary in this document, the capitalized terms shall have the same meaning as those used in the Loan Agreement.)  The Loan Agreement and other Loan Documents are incorporated into this document by this reference.  The provisions of this Note shall control a conflict, if any, with the provisions of the other Loan Documents.

1.             INTEREST.

1.1.          Calculation.  The term “Base Rate” means the rate of interest periodically designated by the Beneficiary as its Base Rate.  The interest rate charged under this Note shall be the Base Rate in effect from time to time, plus one percent (1.0%) per annum.  Changes in the interest rate will be effective on the date the Base Rate changes.  Interest will be charged on that part of principal which has been advanced or readvanced but not repaid.  Interest shall be calculated on the basis of a 360 day year and applied from the date of each advance for the actual days elapsed.  To the extent permitted by law, overdue installments of interest shall also bear interest at the rate specified above.  From and after maturity of this Note (whether by acceleration or otherwise) the outstanding principal balance (along with, if permitted by law, any unpaid interest) shall bear interest at the rate stated above.

1.2.          Usury Prohibition.  Nothing contained in this Note or any documents securing this Note or other documents between Borrower and Beneficiary shall be deemed to require the payment by Borrower or retention by Beneficiary of interest in excess of the amount which Beneficiary may lawfully charge Borrower under applicable usury and other laws.  If by any reason or circumstances interest in excess of such lawfully permitted rate shall be paid by Borrower, such excess shall be deemed to be held in trust by Beneficiary for Borrower.  Beneficiary may apply such excess, to the extent permitted by law, to other obligations of Borrower under this Note (including the prepayment of principal), if any, or if this Note shall have been paid in full, shall repay such to Borrower.

2.             PAYMENTS.  Interest only shall be due and payable monthly, in arrears, on the tenth day of each and every month following the date of this Note and continuing until maturity.  All unpaid principal and accrued but unpaid interest shall be due and payable October 31, 1998.  Payments shall be made to Beneficiary at the following address:

SouthTrust Bank, N.A.

Attn: McCraken Loan Servicing

P.O. Box 830776

Birmingham, Ala. 35283-0776

or as otherwise designated by Beneficiary, in writing, delivered to Borrower.  Installment payments received more than fifteen (15) days late shall incur a late charge equal to four percent (4.0%) of the amount of the delinquent payment.  Each installment payment or prepayment received (regardless of how designated) shall be applied first to unpaid interest, late payment charges, and reimbursement of any advances made by Beneficiary on behalf of Borrower, including any interest thereon.  The remainder of that installment, if any, shall thereafter be applied to principal.  Borrower has the right to prepay in whole or in part without penalty the principal amount outstanding.  Borrower shall give advance written notice to the Beneficiary of any prepayment.  Partial prepayment shall not cause a delay in the due dates of any subsequent monthly payments.

3.             DEFAULT.  Notwithstanding anything in this Note, or the Loan Documents to the contrary, should default be made in payment of any installment of principal or interest when due and such default continues for ten (10) days after written notice from Beneficiary, the whole sum of principal and accrued interest shall, at the option of the holder of this Note, become immediately due and payable without further notice or demand.  The Events of Default defined in the Loan Agreement and other Loan Documents shall also entitle Beneficiary to accelerate this Note.

4.             REMEDIES.  Beneficiary’s rights and remedies provided in this Note and the other Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively, or together at Beneficiary’s sole discretion.  Failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies, or the right to exercise them at any later time.

5.             WAIVER.  Borrower and all endorsers, guarantors, sureties, accommodation parties, if any, and all other persons liable or to become liable for all or any part of this indebtedness, jointly and severally: (a) waive notice, diligence, homestead exemption, presentment, protest and demand notice of protest, of demand, of non-payment (except as otherwise provided above), of dishonor and of maturity and agree that time is of the essence of every provision; (b) waive any right to require Beneficiary to proceed against any security for this Note before suing on this Note; (c) consent to any and all renewals, extensions or modifications of the terms of this note or of the documents securing this Note, including time for payment; and (d) agree that any such renewal, extension or modification or the release, subordination or substitution of any person or security shall not affect the liability of any of such parties for the indebtedness evidenced by this Note or the obligations under the documents securing this Note.  Any such renewals, extensions, modifications, releases or substitutions may be made without notice to any of such endorsers, guarantors, sureties, and accommodation parties.

6.             LIABILITY.  If the undersigned consist of more than one person or entity, their obligations under this Note will be joint and several.

7.             SECURITY.  This Note is secured by the Deed of Trust.

8.             M1SCELLANEOUS.  All payments due under this Note shall be made in lawful money of the United States of America.  Checks will constitute payment only when collected.  All sums due under this Note shall be payable without offset, demand, abatement or counterclaim of any kind or nature whatsoever, all of which are waived by Borrower.  “Borrower” shall be construed to include its heirs, personal representatives, successors and permitted assigns.  “Beneficiary” shall mean the Beneficiary named above or any future holder (including pledgees and transferees) of this Note, or any person or entity acquiring or owning a participation interest therein.  The provisions of this Note shall be binding upon the legal representatives, successors and assigns of Borrower and shall inure to the benefit of Beneficiary, its legal representatives, successors and assigns.  Each person or entity executing this Note on behalf of Borrower represents and warrants that he/she is duly authorized to execute and deliver this Note on behalf of Borrower.  No modification of this Note shall be binding unless in writing, attached to this Note, and signed by the party against whom or which it is sought to be enforced.  This Note shall be construed in accordance with the laws of North Carolina without giving effect to its conflict of laws principles.  All notices and written consents required under this Note shall be in writing and shall be given in accordance with the provisions of the Loan Agreement.  All words and phrases in this Note shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, as the context requires.  Beneficiary shall be entitled to collect all reasonable out-of-pocket costs and expenses (including but not limited to, all legal fees and expenses) incurred in any effort to collect or enforce this Note or any documents securing this Note.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be signed in its corporate name by its Vice President, attested by its Assistant Secretary, sealed with its corporate seal, and delivered, all upon authority duly given, on the date first above written.

BORROWER:

PARKER & LANCASTER CORPORATION,
a Virginia Corporation

By:	J. Russell Parker
President

ATTEST:

Donna L. King
Assistant Secretary
(CORPORATE SEAL)